SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2014 (March 28, 2014)

RAPTOR RESOURCES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53585	65-0813656
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)	Identification Number)

41 Howe Lane

Freehold, New Jersey 07728

(Address of Principal Executive Offices)

(732) 252-5146

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

The registrant, Raptor Resources Holdings Inc. ("Raptor Resources"), entered into a Purchase Agreement dated March 28, 2014 through its affiliate, TAG Minerals Zimbabwe (Private) Limited (“TAG-Z”),  whereby TAG-Z acquired 100% of Wimfair Investments (Private) Limited t/a Derbyshire Stone Quarry, a registered Zimbabwean corporation engaged in the production of 10mm stone, 20mm stone, quarry dust, crusher run, river sand (washed), pit sand and decomposed granite.  The Derbyshire Stone Quarry is the largest indigenous sand and stone quarry in the Harare area and is located in a prime residential growth zone within close proximity to major road projects.  The total purchase price was $1,450,000 that was paid in cash of $700,000 and equity of 25 million restricted shares of Raptor Resources treasury stock resulting in no dilution to existing shareholders.

Raptor Resources issued a press release to announce the completion of the acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, Raptor Resources issued Wimfair Investments (Private) Limited t/a Derbyshire Stone Quarry 25 million restricted shares of Raptor Resources shares of common stock that were being held as treasury shares. These shares are issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated by the SEC thereunder.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014	RAPTOR RESOURCES HOLDINGS INC.

	By:	/s/ Al Pietrangelo
Al Pietrangelo
President and Chief Executive Officer

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